Exhibit 10.15

FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 19th day of February 2016, by and among SILICON VALLEY BANK (“Bank”), MARIN SOFTWARE INCORPORATED, a Delaware corporation (“Marin”) whose address is 123 Mission Street, 25th Floor, San Francisco, California 94105, MARIN SOFTWARE LIMITED, a company registered under the laws of England and Wales (“Marin UK”), and MARIN SOFTWARE LIMITED, a company incorporated in Ireland (“Marin Ireland”; and together with Marin and Marin UK, individually and collectively, the “Borrower”).

Recitals

A. Bank and Borrower have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of July 23, 2015 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to replace the minimum Quarterly Recurring Revenue financial covenant and make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Although Bank is under no obligation to do so, Bank is willing to replace the minimum Quarterly Recurring Revenue financial covenant and amend certain provisions of the Loan Agreement, all on the terms and conditions set forth in this Agreement, so long as Borrower complies with the terms, covenants and conditions set forth in this Agreement in a timely manner.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions.  Capitalized terms used but not defined in this Amendment, including its preamble and recitals, shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 6.9 (Financial Covenants).  Section 6.9(a) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(a) Adjusted EBITDA.  Commencing with the quarter ending March 31, 2016, and as of the last day of each quarter thereafter, minimum Adjusted EBITDA for the trailing three (3) month period then ended of at least following amounts (or in the case of a negative, not more negative than the following negative amounts) at the following times:

Quarter Ending	Minimum Quarterly Adjusted EBITDA
March 31, 2016	($1,000,000)
June 30, 2016	($1,000,000)
September 30, 2016	($500,000)
December 31, 2016	$0

Commencing with the quarter ending March 31, 2017, Borrower’s minimum Adjusted EBITDA is subject to change based on Borrower’s annual financial projections approved by Borrower’s Board of Directors for the December 31, 2017 fiscal year and delivered to Bank pursuant to Section 6.2(f), as determined by Bank in its sole discretion (the “2017 Adjusted EBITDA Covenant”).  Borrower’s failure to reach an agreement with Bank on the 2017 Adjusted EBITDA Covenant and to execute and deliver to Bank an amendment to this Agreement on or by April 15, 2017 shall constitute an immediate Event of Default under this Agreement.

2.2 Section 13 (Definitions).  The following terms and respective definitions are hereby added each in its entirety in alphabetical order to Section 13.1 to the Loan Agreement as follows:

“Adjusted EBITDA” shall mean, as measured on a consolidated basis with respect to Borrower and its Subsidiaries (a) EBITDA, plus (b) to the extent deducted in the calculation of Net Income, (i) other non-cash income or expenses, (ii) one-time non-cash acquisition related expenses incurred, and (iii) other non-recurring costs associated with acquisitions and restructurings.

“EBITDA” shall mean (a) Net Income, plus (b) non-cash stock compensation expense, plus (c) Interest Expense, plus (d) to the extent deducted in the calculation of Net Loss, (i) depreciation, (ii) amortization of internally developed software, (iii) amortization of intangible assets, and (iv) capitalization of internally developed software.

“Interest Expense” means for any fiscal period, interest expense (whether cash or non-cash) determined in accordance with GAAP for the relevant period ending on such date, including, in any event, interest expense with respect to any Credit Extension and other Indebtedness of Borrower and its Subsidiaries, including, without limitation or duplication, all commissions, discounts, or related amortization and other fees and charges with respect to letters of credit and bankers’ acceptance financing and the net costs associated with interest rate swap, cap, and similar arrangements, and the interest portion of any deferred payment obligation (including leases of all types).

3. Compliance Certificate.  The Compliance Certificate attached to the Loan Agreement as Exhibit B is replaced in its entirety with the Compliance Certificate attached hereto as Exhibit B.  From and after the date hereof, all references in the Loan Agreement to the Compliance Certificate shall mean the Compliance Certificate in the form attached hereto as Exhibit B.

4. Limitation of Amendments.

4.1 The amendments set forth in Sections 2 and 3 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.3 In addition to those Events of Default specifically enumerated in the Loan Documents, the failure to comply with the terms of any covenant or agreement contained herein shall constitute an Event of Default and shall entitle the Bank to exercise all rights and remedies provided to the Bank under the terms of any of the other Loan Documents as a result of the occurrence of the same.

5. Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

5.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6. Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

7. Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8. Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) payment of an amendment fee to Bank in an amount equal to Five Thousand Dollars ($5,000), and (c) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.

[Signatures Appear on the Following Page]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK

SILICON VALLEY BANK

By:	/s/ Charles Thor
Name: Charles Thor
Title: Vice President

BORROWER

MARIN SOFTWARE INCORPORATED

By:	/s/ Catriona Fallon
Name: Catriona Fallon
Title: EVP and CFO

MARIN SOFTWARE LIMITED

By:	/s/ Catriona Fallon
Name: Catriona Fallon
Title: EVP and CFO

MARIN SOFTWARE LIMITED

By:	/s/ Catriona Fallon
Name: Catriona Fallon
Title: EVP and CFO

[Signature Page to First Amendment to Second Amended and Restated Loan and Security Agreement]

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:

FROM:	MARIN SOFTWARE INCORPORATED
MARIN SOFTWARE LIMITED
MARIN SOFTWARE LIMITED

The undersigned authorized officers of MARIN SOFTWARE INCORPORATED, MARIN SOFTWARE LIMITED, AND MARIN SOFTWARE LIMITED (collectively, the “Borrower”) certifies that under the terms and conditions of the Second Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.  Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Quarterly financial statements with Compliance Certificate	Quarterly within 50 days or 5 days of 10-Q	Yes No
Annual financial statement (CPA Audited) + CC (Form 10-K)	FYE within 90 days or within 5 days of 10-K	Yes No
A/R, A/P Agings, and Deferred Revenue Reports

Quarterly within 50 days or 5 days of 10-Q if Net Cash is >35,000,000 and there are outstanding Obligations; Monthly within 30 days if Net Cash is <35,000,000 and there are outstanding Obligations; No reports required if no outstanding Obligations and cash is ether >35,000,000 or less than <35,000,000

Yes No
Transaction Reports	Monthly within 30 days if Net Cash is <35,000,000	Yes No
Board Projections	Earlier of 7 days after Board approval or FYE within 90 days	Yes No

	Required	Actual	Complies
Maintain on a Quarterly Basis:
Adjusted EBITDA for the trailing three (3) month period then ended of at least (or in the case of a negative, not more negative than the following negative amounts) at the following times:
March 31, 2016	($1,000,000)	($_______)	Yes No
June 30, 2016	($1,000,000)	($_______)	Yes No
September 30, 2016	($500,000)	($_______)	Yes No
December 31, 2016	$0	($_______)	Yes No

Maintain on a Monthly Basis:
At all times Borrower’s unrestricted cash on Balance sheet is less than $35,000,000, an Adjusted Quick Ratio of at least:	1.50 to 1.00	___:___	Yes No

The following financial covenant analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above and these exceptions also are intended to update the Perfection Certificate:  (If no exceptions exist, state “No exceptions to note.”)

MARIN SOFTWARE INCORPORATED	BANK USE ONLY

By:	Received by:
Name:		authorized signer
Title:	Date:

MARIN SOFTWARE LIMITED	Verified:
authorized signer
By:
Name :	Date:
Title:
Compliance Status: Yes No

MARIN SOFTWARE LIMITED

By:
Name:
Title:

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I Adjusted EBITDA (Section 6.9(a))

Required:     Commencing with the quarter ending March 31, 2016, and as of the last day of each quarter thereafter, minimum Adjusted EBITDA for the trailing three (3) month period then ended of at least following amounts (or in the case of a negative, not more negative than the following negative amounts) at the following times:

Quarter Ending	Minimum Quarterly Adjusted EBITDA
March 31, 2016	($1,000,000)
June 30, 2016	($1,000,000)
September 30, 2016	($500,000)
December 31, 2016	$0

Actual:

A.	Net Loss for the 3-month period then ended	$______
B.	To the extent included in the determination of Net Income for the 3-month period then ended
	1. Non-cash stock compensation expense	$______
	2. The provision for income taxes	$______
	3. Depreciation expense	$______
	4. Amortization of internally developed software	$______
	5. Amortization of intangible assets	$______
	6. Capitalization of internally developed software	$______
	7. The sum of lines 1 through 7	$______
C	To the extent deducted in the calculation of Net Income
	1. Other non-cash income or expenses	$______
	2. One-time non-cash acquisition related expenses incurred	$______
	3. Other non-recurring costs associated with acquisitions and restructurings	$______
	4. The sum of lines 1 through 3	$______
D.	Adjusted EBITDA (line A, plus line B. 7, plus line C. 4)	$______

Is line D equal to or greater than the required amount?

No, not in compliance	Yes, in compliance

II Adjusted Quick Ratio (Section 6.9(b))

Required:     An Adjusted Quick Ratio of at least 1.50 to 1.00 at all times that Borrower’s unrestricted cash on balance sheet is less than Thirty-Five Million Dollars ($35,000,000)

Actual:

A.	Aggregate value of Borrower’s unrestricted cash and cash equivalents	$______
B.	Aggregate value of net billed accounts receivable (including earned but unbilled accounts receivable that is expected to be billed within ten (10) days of month end)	$______
C.	Aggregate value of short and long term investments determined according to GAAP	$______
D.	Quick Assets (Line A plus Line B plus Line C)	$______
E.	Aggregate value of Obligations under the Revolving Line and Prior Growth Capital Loan	$______
F.

Aggregate value obligations that should, under GAAP, be classified as liabilities on Borrower’s and its Subsidiaries’ consolidated balance sheets, including all Indebtedness and all Subordinated Debt, but excluding all Deferred Revenue, and not otherwise reflected in line E above that matures within one (1) year

$______
G.	Current Liabilities (the sum of lines E and F)	$______
H.	Adjusted Quick Ratio (line D divided by line G)	______

Is line H equal to or greater than 1.50:1:00?

No, not in compliance	Yes, in compliance